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                                                                    EXHIBIT 23








                   CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of 1st Source Corporation on Forms S-8 of our report dated January 13, 1997 (except for Note A, for which the date is January 21, 1997), on our audits of the consolidated financial statements of 1st Source Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K of 1st Source Corporation for the year ended December 31, 1996.








                                   /s/ Coopers & Lybrand L.L.P.






South Bend, Indiana
February 24, 1997

                                    E-5